Exhibit 99

Form 3 Joint Filer Information

Name:    Basin Water Resources, Inc.

Address:   8731 Prestige Court
    Rancho Cucamonga, CA 91730

Designated Filer:  Basin Water, Inc.

Issuer & Ticker Symbol:  Empire Water Corporation [EWCR]

Date of Event Requiring
Statement:   December 28, 2007